Exhibit 99.1

Certification of Periodic Report

I, Thomas A. Bologna, Chairman, President and Chief Executive Officer of Ostex International, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)                                  the Quarterly Report on Form 10-Q for the Company for the quarterly period ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (12 U.S.C. 78m or 78o(d)); and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003

/s/ Thomas A. Bologna
Thomas A. Bologna
Chairman, President and Chief Executive Officer
(sole principal executive officer and sole principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to Ostex International, Inc. and will be retained by Ostex International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.